UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2026

BRC Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41275	87-3277812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W
Salt Lake City, UT 84101
(Address of principal executive offices, including Zip Code)

(801) 874-1189
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 22, 2026, BRC Inc. (the “Company”) learned that a member of the Board of Directors of the Company gave an interview on a podcast called Forged In America. During the interview, the director said, inter alia, that “the [C]ompany will probably do approximately 450 million of revenue”, and made reference to potential future gross margin levels, including for periods beyond fiscal 2026, and longer-term revenue and margin profile expectations.

This director was not authorized to speak on the Company’s behalf regarding the Company’s financial performance, and the Company is not issuing any guidance beyond that which it has previously provided. The Company reaffirms the guidance it provided for the full-year fiscal 2026 in its March 2, 2026 earnings release and again during its fourth quarter and fiscal year 2025 conference call with investors on March 3, 2026. For the full-year fiscal 2026, the Company’s guidance assumes at least 7% net revenue growth compared to 2025 revenue of $398.3 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2026	BRC INC.

	By:	/s/ Andrew McCormick
Andrew McCormick
General Counsel and Corporate Secretary